STATE OF NEVADA
                 OFFICE OF THE SECRETARY OF STATE
                      State Capitol Complex
                    Carson City, Nevada 89710

          Certificate of Revival Pursuant to NRS 78.730

 For office use only above this line.
 _____________________________________________________________________

1. The name of the corporation: Deltavision. Inc.

2. The name and address of the corporation's resident agent:

 CSC Services of Nevada, Inc.                Same
 502 East John Street, Room E

 (Physical address of Resident Agent) (Mailing address of Resident Agent) Carson City, Nevada 89706

3. The date when the revival of the charter is to commence: December 31, 1990

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be: PERPETUAL
(Time for which the revival is to continue)

5. We/I declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorizet by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of this chapter.

6. The names and addresses of the president, secretary and treasurer and all of the corporation's directors are as follows:
 David C. Merrell 9005 Cobble Canyon Lane, Sandy, Utah 84093
 (president)           (address)
 Todd Ross 38 South 1650 West, Cedar City, Utah 84720
 (secretary)           (address)
 Todd Ross 38 South 1650 West, Cedar City, Utah 84720
 (treasurer)           (address)
 David C. Merrell 9005 Cobble Canyon Lane, Sandy, Utah 84093
 (director)
 Todd Ross 38 South 1650 West, Cedar City, Utah 84720
(director) You may attach additional pages, if necessary.

The undersigned declare that they have obtained written consent of majority the stockholders of the corporation and that unanimous consent was secured and that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

/s/David C. Merrell                /s/Todd Ross


                           Signed and sworn to (or affirmed) before me on 3-19-97 by David C. Merrell & Todd Ross
                           (date)     (name(s) of person(s) making
                                 statement)
                       /s/Sheryl A. Ross, Notary Public
(notary stamp or seal)      Attach additional page(s), if necessary.